Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS EXPECTS TO EXCEED GUIDANCE FOR FOURTH QUARTER 2013

ANGLETON, TX, January 13, 2014 - Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated product design and manufacturing services provider, announced today that it expects sales and earnings per share to exceed the high end of guidance for the fourth quarter of 2013. On October 24, 2013, the Company had provided fourth quarter guidance for sales between $685 and $715 million and diluted earnings per share between $0.34 and $0.38 (excluding restructuring, acquisition and Thailand flood related items).

The Company is currently finalizing its financial closing for the fourth quarter ended December 31, 2013. Results for the fourth quarter will be announced on February 4, 2014. A conference call hosted by Benchmark management will be held at 10:00 am (Central time) on February 4, 2014 to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s Common Shares trade on the New York Stock Exchange under symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, our sales and diluted earnings per share (excluding restructuring, acquisition and Thailand flood related items) guidance for the fourth quarter of 2013, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, customer actions and the other factors discussed in Benchmark’s Form 10-K for the year ended December 31, 2012, its other filings with the Securities and Exchange Commission and in its press releases. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

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